EXHIBIT 23.1



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated
February 7, 1997, incorporated by reference in Southwest Gas Corporation's (the "Company") Form 10-K for the year ended December 31, 1996, and our report dated June 25, 1997, included in the Company's Form 11-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                              ARTHUR ANDERSEN LLP



Las Vegas, Nevada
July 11, 1997